UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2005

JMG EXPLORATION, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-32438 (Commission File Number)	20-1373949 (IRS Employer Identification No.)

1401 17th Street, Ste. 650

Denver, CO  80202

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

The press release of September 19, 2005 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibits

Number	Description
99.1	Press Release dated September 19, 2005

FOR IMMEDIATE RELEASE

JMG EXPLORATION, INC. UPDATES BAKKEN DRILLING ACTIVITY IN NORTH DAKOTA AND ANNOUNCES SECOND QUARTER RESULTS

Calgary, Alberta – Monday, September 19, 2005 – JMG Exploration, Inc., (“JMG” or the “Company”)  (PSX: JMG, JMG+) today announced updated results from its activities in North Dakota.  To date, JMG has drilled and completed two wells targeting the Bakken zone and is currently drilling its third well.  The Company has amassed a significant land position on this play currently totaling over 67,000 gross acres (45,000 net).  The first well drilled was the Burau 4 well in Burau County.  Although oil and gas indications were not detected during drilling, the well was completed and is producing at a stabilized rate of approximately 25 barrels per day of oil with 65% water cut.  The Rindel 3-9-HD well in the Divide County of North Dakota was the second well drilled and completed in this area.  This well encountered significant oil and gas shows during drilling and was flowing upon completion.  The well has recently been equipped with pumping equipment and is currently producing at approximately 200 barrels of oil per day with stabilized water cut of 20%.  Initial testing indicates optimization potential in the production rate of this well and operations are currently underway to speed up the pumping equipment.  The third well in this area is currently being drilled.  The vertical section has been finished and approximately 1100 feet of the 4000-foot horizontal section has been drilled to date.

Second Quarter Results

Period from January 1, 2005 to June 30, 2005

The second quarter ended June 30, 2005 is the first reporting period for JMG since its initial public offering in August of this year.  JMG had limited revenue during this quarter, as 2005 should be viewed as the start up phase for the Company.

For the three and six months ended June 30, 2005, the Company incurred a net loss from operations of $467,461 and $684,796 and a net loss applicable to common stockholders of $662,461 and $1,073,193 after giving effect to preferred stock dividends of $195,000 and $388,397 respectively.  JMG earned $43,681 in interest income for the three-month period ending June 30, 2005 and  $117,004 in interest income for the six month period ending June 30, 2005 from investment of excess cash balances.

General and administrative expenses of $251,404 were incurred for the second quarter and $507,746 during the six-month period.  Expenses consisted principally of salaries, consulting fees and office costs relating to the preparation and planning of the first two exploratory wells that commenced drilling late in the second quarter, and planning for future drilling activities.

Period from incorporation on July 16, 2004 to June 30, 2005

From incorporation on July 16, 2004 through June 30, 2005, the Company incurred a net loss from operations of $1,385,928 and a net loss applicable to common stockholders of $2,097,482 after giving effect to preferred stock dividends of $711,554. Interest income of $181,634 was earned for the period from our investment of excess cash balances.

General and administrative expenses were $793,806 during the period.  Expenses consisted principally of salaries, legal and consulting expenses associated with incorporation and organizational matters and for consulting fees and office costs relating to the preparation and planning of the first two exploratory wells that commenced drilling late in the second quarter and planning for future drilling activities.

On June 30, 2005, JMG had $2,344,769 in cash and cash equivalents. Upon the closing of the initial public offering on August 3, 2005, the Company issued 2,185,000 shares of common stock at a price of $5.00 and 2,185,000 warrants at a price of $0.10 for gross proceeds of $11,143,500.  The common stock (JMG) and the warrants (JMG+) are trading separately on the Archipelago Exchange.

“We have acquired a significant land position on the Bakken trend in North Dakota,” stated Mr. Scobey Hartley, President of JMG.  “We are excited to be transitioning JMG from the start up phase to that of an active explorer and are pleased with the results from our drilling program to date.”

Forward Looking Statements for JMG Exploration, Inc.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements concerning estimated production volumes, business plans for exploration, development and drilling, or other expectations, beliefs, plans, goals, objectives, assumptions, information and statements about future events, conditions, results of operations or performance that constitute "forward-looking statements" within the meaning of applicable securities legislation.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. These risks and uncertainties include, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the oil and natural gas industry and other risks detailed from time to time in the company's filings with Securities and Exchange Commission. JMG Exploration, Inc. undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

Company Contacts:

or

              Investor Relations Counsel

JMG Exploration, Inc.

    The Equity Group Inc.

Joanne Finnerty, CFO

    Linda Latman  (212) 836-9609

(403) 537-3250

 Andreas Marathovouniotis (212) 836-9611

H.S. (Scobey) Hartley, CEO & President

    www.theequitygroup.com

(403) 261-2959

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMG EXPLORATION, INC. (Registrant)

Dated: September 28, 2005	By: /s/ Joanne R. Finnerty Title: Chief Financial Officer